UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 of 15(D) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2014

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OICco Acquisition IV, Inc.

(Exact Name of registrant in its charter)

Delaware	6770	27-1521364
(State or jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification No.)

4412 8th St. SW

Vero Beach, FL 32968

(Address of Principal Executive Offices) (Zip Code)

954-362-7598

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1.01 Entry into a Material Definitive Agreement

On April 11, 2014, OICco Acquisition IV, Inc. (the “Company”), “we”, or “us”) entered into a Share Exchange Agreement and Plan of Reorganization (“Agreement”) with VapAria Corporation (“VapAria”), a private company incorporated in Minnesota on March 10, 2010 with offices at 5550 Nicollet Avenue, Minneapolis, MN 55419. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 36,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”) will be issued to VapAria shareholders holding 100% of the issued and outstanding common shares of VapAria and 500,000 shares of our to be designated Series A convertible preferred stock (“Preferred Stock”) will be issued to VapAria shareholders holding 100% of the issued and outstanding shares of VapAria’s Series A convertible preferred stock. Upon completion of the foregoing transactions, (i)  VapAria will become our wholly-owned subsidiary, (ii) VapAria’s common stockholders will acquire 72% of our issued and outstanding common stock, and (iii) VapAria’s holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock, and (iv) we will change our name to VapAria Corporation.

VapAria Corporation, a development stage company, was founded in 2010 to engage in the research and development of vaporizing technologies and formulas and became operational in 2013. VapAria has licensed the rights to a patent and the option to license two pending patents related to vaporizing device technology and various formulas and expects to use this intellectual property to develop, manufacture and launch products into fast growing, dynamic markets in the US and throughout the world.  These markets include the world-wide electronic cigarette market- currently estimated by Bloomberg Industries to be $1.5 billion annually. VapAria currently contemplates filing with the FDA’s Center for Drug Evaluation and Research to become the first e-cigarette company to secure fast track status and then seek FDA approval as a smoking cessation product. Information about VapAria, its management, the technology it licenses and owns options to license and its strategic objectives can be found at http://vaparia.com/.

This current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact, made in this Current Report on Form 8-K are forward looking and subject to change.  The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control, which may cause actual results and events to differ materially from those indicated in the forward-looking statements. Additional information concerning other factors is contained under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in OICco’s filing on Form S-1/A10 and any subsequent Forms filed with the Securities and Exchange Commission, which are incorporated by reference.  OICco undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Item 9.01 Exhibits

Exhibits

Share E 2.a Exchange Agreement and Plan of Reorganization- VapAria Corporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OICco Acquisition IV, Inc.

Dated: April 11, 2014

By: /s/ Miguel Dotres

Miguel Dotres

President, Secretary and Director

Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits

2.a	Exchange Agreement –VapAria Corporation